EX-3.1
          BYLAWS


                                     BY-LAWS

                                       of

                               FREEDOM SURF, INC.

                                    ARTICLE I

                             MEETING OF STOCKHOLDERS

     SECTION 1. The annual meeting of the stockholders of the Corporation may be held, pursuant to any relevant statute under Nevada Revised Statutes, at its office in the City of Las Vegas, Clark County, Nevada, at 5:30 o'clock P.M. on the 24th day of October in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, for the purpose of electing Directors of the Corporation to serve during the ensuing year and for the transaction of such other business as may be brought before the meeting.

     At least five days written notice specifying the time and place, when and where, the annual meeting shall be convened, shall be mailed in a United States Post Office addressed to each of the stockholders of record at the time of issuing the notice at his or her, or its last known address, as the same appears on the books of the Corporation.

     SECTION 2. Special meetings of the stockholders may be held at the office of the Corporation in the State of Nevada, or elsewhere, whenever called by the President, or by the Board of Directors, or by vote of, or by an instrument in writing signed by the holders of 50 percent (50%) of the issued and outstanding capital stock of the Corporation. At least ten days written notice of such meeting, specifying the day and hour and place, when such meeting shall be convened, and objects for calling the same, shall be mailed in a United States Post Office, addressed to each of the stockholders of record at the time of issuing the notice, at his address last known, as the same appears on the books of the Corporation.

     SECTION 3. If all the stockholders of the Corporation shall waive notice of a meeting, no notice of such meeting shall be required, and whenever all of the stockholders shall meet in person or by proxy, such meeting shall be valued for all purposes without call or notice, and at such meeting any corporate action may be taken.

     The written certificate of the officer or officers calling any meeting setting forth the substance of the notice, and the time and place of the mailing of the same to the several stockholders, and the respective addresses to which the same were mailed, shall be prima facie evidence of the manner and fact of the calling and giving such notice.

     If the address of any stockholder does not appear upon the books of the Corporation, it will be sufficient to address any notice to such stockholder at the principal office of the Corporation.


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     SECTION 4. All business lawful to be transacted by the stockholders of the
Corporation, may be transacted at any special meeting or at any adjournment thereof. Only such business, however, shall be acted upon at the special meeting of the stockholders as shall have been referred to in the notice calling such meetings, but at any stockholders' meeting at which all of the outstanding capital stock of the Corporation is represented, either in person or by proxy, any lawful business may be transacted, and such meeting shall be valid for all purposes.

     SECTION 5. At the stockholders' meeting the holders of fifty-one percent (51%) in amount of the entire issued and outstanding capital stock of the Corporation, shall constitute a quorum for all purposes of such meetings.

     If the holders of the amount of stock necessary to constitute a quorum shall fail to attend, in person or by proxy, at the time and place fixed by these By-laws for any annual meeting, or fixed by a notice as above provided for a special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn from time to time without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted as originally called.

     SECTION 6. At each meeting of the stockholders every stockholder shall be entitled to vote in person or by his duly authorized proxy appointed by instrument in writing subscribed by such stockholder or by his duly authorized attorney. Each stockholder shall have one vote for each share of stock standing registered in his name on the books of the corporation, ten days preceding the day of such meeting. The votes for directors, and upon demand by any stockholder, the votes upon any question before the meeting, shall be viva voce.

     At each meeting of the stockholders, a full, true and complete list, in alphabetical order, of all the stockholders entitled to vote at such meeting and indicating the number of shares held by each, certified by the Secretary of the Corporation, shall be furnished, which list shall be prepared at least ten days before such meeting, and shall be open to the inspection of the stockholders, or their agents or proxies, at the place where such meeting is to be held. The persons in whose names shares of stock are registered on the books of the Corporation for ten days preceding the date of such meeting, as evidenced by the list of stockholders, shall be entitled to vote at such meeting. Proxies and powers of Attorney to vote must be filed with the Secretary of the Corporation before an election or a meeting of the stockholders, or they cannot be used at such election or meeting.

     SECTION 7. At each meeting of the stockholders the polls shall be opened and closed; the proxies and ballots issued, received, and be taken in charge of, for the purpose of the meeting, and all questions touching the qualifications of voters and the validity of proxies, and the acceptance or rejection of votes, shall be decided by one inspector. Such inspector shall be appointed at the meeting by the presiding officer of the meeting.

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     SECTION 8. At the stockholders' meetings, the regular order of business shall be as follows:

1.     Determination of Stockholders present and existence of quorum;

2.     Reading and approval of the Minutes of previous meeting or meetings;

3. Reports of the Board of Directors, the President, Vice- President, Treasurer and Secretary of the Corporation in the order named;

4.     Reports of Committee;

5.     Election of Directors;

6.     Unfinished business;

7.     New Business;

8.     Adjournment.


                                   ARTICLE II

                          DIRECTORS AND THEIR MEETINGS

     SECTION 1. Consistent with Article VI of the Articles of Incorporation, the Board of Directors of the Corporation shall consist of at least one (1) but no more than five (5) persons, unless modify by an amendment to these Articles, who shall be chosen by the stockholders annually, at the annual meeting of the Corporation, and who shall hold office for one year, and until their successors are elected and qualify.

     SECTION 2. When any vacancy occurs among the Directors by death, resignation, disqualification or other cause, the stockholders, at any regular or special meeting, or at any adjourned meeting thereof, or the remaining Directors, by the affirmative vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of the Director whose place shall have become vacant and until his successor shall have been elected and shall qualify.

     SECTION 3. Meeting of the Directors may be held at the principal office of the Corporation in the State of Nevada or elsewhere, at such place or places, in person or telephonically, as the Board of Directors may, from time to time, determine.

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     SECTION 4. Without notice or call, the Board of Directors shall hold its first annual meeting for the year immediately after the annual meeting of the stockholders or immediately after the election of Directors at such annual meeting.

     Regular meetings of the Board of Directors may be held at the office of the Corporation during the first week of the month, at the hour of 5:30 o'clock P.M. Notice of such regular meetings shall be mailed to each Director by the Secretary at least three days previous to the day fixed for such meetings, but no regular meeting shall be held void or invalid if such notice is not given, provided the meeting is held at the time and place fixed by these by-laws for holding such regular meetings.

     Special meetings of the Board of Directors may be held on the call of the President or Secretary on at least three days notice by mail, fax, e-mail or telegraph.

     Any meeting of the Board, no matter where held, at which all of the members shall be present, even though without or of which notice shall have been waived by all absentees, provided a quorum shall be present, shall be valid for all purposes unless otherwise indicated in the notice calling the meeting or in the waiver of notice.

     Any and all business may be transacted by any meeting of the Board of Directors, either regular or special.

     SECTION 5. A majority of the Board of Directors in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board there be less than a quorum present for the transaction of business, a majority of those present may adjourn from time to time, until a quorum shall be present, and no notice of such adjournment shall be required. The Board of Directors may prescribe rules not in conflict with these By-laws for the conduct of its business; provided, however, that in the fixing of salaries of the officers of the corporation, the unanimous action of all of the Directors shall be required.

     SECTION 6. A Director need not be a Stockholder of the Corporation.

     SECTION 7. The Directors shall be allowed and paid all necessary expenses incurred in attending any meeting of the Board, but shall not receive any compensation for their services as Directors until such time as the Corporation is able to declare and pay dividends on its capital stock.

     SECTION 8. The Board of Directors shall make a report to the Stockholders at any annual meetings of the Stockholders of the condition of the Corporation, and shall, when requested, furnish each of the Stockholders with a true copy thereof.

     The Board of Directors in its discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders called for the purpose of considering any such contract or act, which, if approved, or ratified by the vote of the holders of a majority of the capital stock of the

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Corporation represented in person or by proxy at such meeting, provided that a lawful quorum of stockholders be there represented in person or by proxy, shall be valid and binding upon the Corporation and upon all the stockholders thereof, as if it had been approved or ratified by every stockholder of the Corporation.

     SECTION 9. The Board of Directors shall have the power from time to time to provide for the management of the offices of the Corporation in such manner as they see fit, and in particular from time to time to delegate any of the powers of the Board in the course of the current business of the Corporation to any standing or special committee or to any officer or agent and to appoint any persons to be agents of the Corporation with such powers (including the power to sub-delegate), and upon such terms as may be deemed fit.

     SECTION 10. The Board of Directors is vested with the complete and unrestrained authority in the management of all the affairs of the Corporation, and is authorized to exercise for such purpose as the General Agent of the Corporation, its entire corporate authority.

     SECTION 11. The regular order of business at meetings of the Board of Directors shall be as follows:

1.     Determination of members present and existence of quorum;

2.     Reading and approval of the Minutes of previous meeting or meetings;

3.     Reports of Officers and Committeemen;

4.     Election of Officers;

5.     Unfinished business;

6.     New Business;

7.     Adjournment.

                                   ARTICLE III

                            OFFICERS AND THEIR DUTIES

     SECTION 1. The Board of Directors, at its first and after each meeting after the annual meeting of stockholders, shall elect a President, a Secretary, and a Treasurer to hold office for one year next coming, and until their successors are elected and qualify. The Board of Directors may, at its discretion, elect a Vice-President to hold office for one (1) year and until its successor is elected and qualifies. The offices of the President, Vice-President (if any), Secretary and Treasurer may be held by one person. 5

     Any vacancy in any of said offices may be filled by the Board of Directors.

     The Board of Directors may from time to time, by resolution, appoint such additional Assistant Secretaries, Assistant Treasurers and Transfer Agents of the Corporation as it may deem advisable; prescribe their duties, and fix their compensation, and all such appointed officers shall be subject to removal at any time by the Board of Directors. All officers, agents, and factors of the Corporation shall be chosen and appointed in such manner and shall hold their office for such terms as the Board of Directors may by resolution prescribe.


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     SECTION 2. The President shall be the executive officer of the Corporation and shall have the supervision and, subject to the control of the Board of Directors, the direction of the Corporation's affairs, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the Corporation. He shall be a member of the Executive Committee, (if any) and the Chairman thereof; he shall preside at all meetings of the Board of Directors, and at all meetings of the stockholders, and shall sign the Certificates of Stock issued by the Corporation, and shall perform such other duties as shall be prescribed by the Board of Directors.

     SECTION 3. The Vice-President (if any) shall be vested with all the powers and perform all the duties of the President in his absence or inability to act, including the signing of the Certificates of Stock issued by the Corporation, and he shall so perform such other duties as shall be prescribed by the Board of Directors.

     SECTION 4. The Treasurer shall have the custody of all the funds and securities of the Corporation. When necessary or proper he shall endorse on behalf of the Corporation for collection checks, notes and other obligations; he shall deposit all monies to the credit of the Corporation in such bank or banks or other depository the Board of Directors may designate; he shall sign all receipts and vouchers for payments made by the Corporation, except as herein otherwise provided. He shall sign with the President all bills of exchange and promissory notes of the Corporation; he shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, andthe stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the Corporation as the Board of Directors shall designate; he shall sign all papers required by law or by those By-laws or the Board of Directors to be signed by the Treasurer. Whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter regularly in the books of the Corporation to be kept by him for the purpose, full and accurate accounts of all monies received and paid by him on account of the Corporation. He shall at all reasonable times exhibit the books of account to any Director of the Corporation during business hours, and he shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors.

     The Treasurer shall, if required by the Board of Directors, give bond to the Corporation conditioned for the faithful performance of all his duties as Treasurer in such sum, and with such security as shall be approved by the Board of Directors, with expense of such bond to be borne by the Corporation.

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     SECTION 5. The Board of Directors may appoint an Assistant Treasurer who shall have such powers and perform such duties as may be prescribed for him by the Treasurer of the Corporation or by the Board of Directors, and the Board of Directors shall require the Assistant Treasurer of the Corporation to give a bond to the Corporation in such sum and with such security as it shall approve, as conditioned for the faithful performance of his duties as Assistant Treasurer, the expense of such bond to be borne by the Corporation.

     SECTION 6. The Secretary shall keep the Minutes of all meetings of the Board of Directors and the Minutes of all meetings of the stockholders and of the Executive Committee (if any) in books provided for that purpose. He shall attend to the giving and serving of all notices of the Corporation; he may sign with the President or Vice- President, in the name of the Corporation, all contracts authorized by the Board of Directors or Executive Committee (if any); he shall affix the corporate seal of the Corporation thereto when so authorized by the Board of Directors or Executive committee; he shall have the custody of the corporate seal of the Corporation; he shall affix the corporate seal to all certificates of stock duly issued by the Corporation; he shall have charge of Stock Certificate Books, Transfer books and Stock Ledgers, and such other books and papers as the Board of Directors or the Executive committee (if any) may direct, all of which shall at all reasonable times be open to the examination of any Director upon application at the office of the Corporation during business hours, and he shall, in general, perform all duties incident to the office of the Secretary.

     SECTION 7. The Board of Directors may appoint an Assistant Secretary who shall have such powers and perform such duties as may be prescribed for him or her by the Secretary of the Corporation or by the Board of Directors.

     SECTION 8. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority in behalf of the Corporation to attend and to act and to vote at any meetings of the stockholders of any corporation in which the Corporation may hold stock, and at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which as the new owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers on any person or persons in place of the President to represent the Corporation for the purposes in this section mentioned.

                                   ARTICLE IV

                                  CAPITAL STOCK

     SECTION 1. The capital stock of the Corporation shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors.

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     SECTION 2. Ownership of stock in the Corporation shall be evidenced by certificates of stock in such forms as shall be prescribed by the Board of Directors, and shall be under the seal of the Corporation and signed by the President or the Vice-President and also by the Secretary or by an Assistant Secretary.

     All certificates shall be consecutively numbered, the name of the person owning the shares represented thereby with the number of such shares, designation, if any, of class or series of shares represented and the date of issue shall be entered on the Corporate books.

     No certificate shall be valid unless it is signed by the President or Vice-President and by the Secretary or Assistant Secretary.

     All certificates surrendered to the Corporation shall be canceled and no new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered or canceled.

     SECTION 3. No transfer of stock shall be valid as against the Corporation except on surrender and cancellation of the certificate therefor, accompanied by an assignment or transfer by the owner therefor, made either in person or under assignment, a new certificate shall be issued therefor.

     Whenever any transfer shall be expressed as made for collateral security and not absolutely, the same shall be so expressed in the entry of said transfer on the books of the Corporation.

     SECTION 4. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

     The Board of Directors may appoint a transfer agent and a registrar of transfers and may require all stock certificates to bear the signature of such transfer agent and such registrar of transfer.

     SECTION 5. The Stock Transfer Books shall be closed for all meetings of the stockholders for the period of ten days prior to such meetings and shall be closed for the payment of dividends during such periods as from time to time may be fixed by the Board of Directors and during such periods no stock shall be transferable.

     SECTION 6. Any person or persons applying for a certificate of stock in lieu of one alleged to have been lost or destroyed, shall make affidavit or affirmation of the fact, and shall deposit with the Corporation an affidavit. Whereupon, at the end of six months after the deposit of said affidavit and upon such person or persons giving Bond of Indemnity to the Corporation with surety to be approved by the Board of Directors in double the current value

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of stock against any damage, loss or inconvenience to the Corporation, which may or can arise in consequences of a new or duplicate certificate being issued in lieu of the one lost or missing, the Board of Directors may cause to be issued to such person or persons a new certificate, or a duplicate of the certificate, or a duplicate of the certificate so lost or destroyed. The Board of Directors may, in its discretion refuse to issue such new or duplicate certificate save upon the order of some court having jurisdiction in such matter, anything herein to the contrary notwithstanding.

                                    ARTICLE V

                                OFFICES AND BOOKS

     SECTION 1. The principal office of the Corporation, in Nevada shall be located at 537 East Sahara Avenue #203, Las Vegas, Nevada 89104, and the Corporation may have a principal office in any other state or territory as the Board of Directors may designate.

     SECTION 2. The Stock and Transfer Books and a copy of the By-laws and Articles of Incorporation of the Corporation shall be kept at the office of the Corporation, for the inspection of all who are authorized or have the right to see the same, and for the transfer of stock. All other books of the Corporation shall be kept at such places as may be prescribed by the Board of Directors.

                                   ARTICLE VI

                                    INDEMNITY

     SECTION 1. Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of who he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys? fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

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     SECTION 2. The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

                                   ARTICLE VII

                                  MISCELLANEOUS

     SECTION 1. The Board of Directors shall have power to reserve over and above the capital stock paid in, such an amount in its discretion as it may deem advisable to fix as a reserve fund, and may, from time to time, declare dividends from the accumulated profits of the Corporation in excess of the amounts so reserved, and pay the same to the stockholders of the Corporation, and may also, if it deems the same advisable, declare stock dividends of the unissued capital stock of the Corporation.

     SECTION 2. No agreement, contract or obligation (other than checks in payment of indebtedness incurred by authority of the Board of Directors) involving the payment of monies or the credit of the Corporation for more than 500 Dollars ($500), for contracts/obligations, shall be made without the authority of the Board of Directors, or of the Executive Committee acting as such.

     SECTION 3. Unless otherwise ordered by the Board of Directors, all agreements and contracts shall be signed by the President and the Secretary in the name and on behalf of the Corporation, and shall have the corporate seal thereto attached.

     SECTION 4. All monies of the Corporation shall be deposited when and as received by the Treasurer in such bank or banks or other depository as may from time to time be designated by the Board of Directors, and such deposits shall be made in the name of the Corporation.

     SECTION 5. No note, draft, acceptance, endorsement or other evidence of indebtedness shall be valid or against the Corporation unless the same shall be signed by the President or a Vice-President, and attested by the Secretary or an Assistant Secretary, or signed by the Treasurer or an Assistant Treasurer, and countersigned by the President, Vice-President, or Secretary, except that the Treasurer or an Assistant Treasurer may, without countersignature, make endorsements for deposit to the credit of the Corporation in all its duly authorized depositories.

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     SECTION 6. No loan or advance of money shall be made by the Corporation to any stockholder or officer therein, unless the Board of Directors shall otherwise authorize.

     SECTION 7. No director nor executive officer of the Corporation shall be entitled to any salary or compensation for any services performed for the Corporation, unless such salary or compensation shall be fixed by resolution of the Board of Directors, adopted by the unanimous vote of all the Directors voting in favor thereof.

     SECTION 8. The Corporation may take, acquire, hold, mortgage, sell, or otherwise deal in stocks or bonds or securities of any other corporation, if and as often as the Board of Directors shall so elect.

     SECTION 9. The Directors shall have power to authorize and cause to be executed, mortgages, and liens without limit as to amount upon the property and franchise of this Corporation, and pursuant to the affirmative vote, either in person or by proxy, of the holders of a majority of the capital stock issued and outstanding; the Directors shall have the authority to dispose in any manner of the whole property of this Corporation.

     SECTION 10. The Corporation shall have a corporate seal, the design thereof being as follows:

     SECTION 11. Proxies: Where written consents are given with respect to any shares, it shall be given by and accepted from the persons in whose names shares stand on the books of the Corporation at the time such respective consents are given, or by their proxies, provided that any shareholders giving a written consent, or his proxy, or his transferred or personal representative, or their respective proxies, may revoke the same prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation. The Secretary of the Corporation may demand reasonable proof of the genuineness of any or all proffered proxies, in default of which no such proxy need be recognized. Persons entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by the person or his duly authorized agent and filed with the Secretary of the Corporation, provided that the proxy shall be valid only if executed in favor of another shareholder of the Corporation, and further provided that no proxy shall be valid after the expiration of six (6) months from the date of its execution.

     SECTION 12. Voting Trusts: If a voting trust agreement is filed in the Office of the Corporation, the Corporation shall take notice of its terms and the limitations this agreement places on the authority of the trustees. The agreement shall be valid only if voting power is vested in another shareholder of the Corporation.

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     SECTION 13: Repurchase of Shares: This Corporation may repurchase its outstanding shares without regard to any restriction provided by law upon the repurchase of shares, provided only that one voting share remains issued and outstanding.

     SECTION 14. Shares of Deceased Shareholders: When this Corporation shall have two or more shareholders and one of its shareholders dies, his shares shall be sold and transferred to this Corporation, or to one or more of the other shareholders of this Corporation, in accordance with the applicable terms of
Article 15 or if the Shareholder and/or corporation have an agreement in effect said agreement shall apply herein. Such sale shall not be later than three (3) months after any such death unless otherwise agreed to by the Shareholder. If no such agreement shall be in effect or, if in effect, if such agreement shall be in dispute, in default or unperformed, then upon the last day for the mandatory sale required by this Section 14 the Corporation may cancel all of such shares without the necessity of the physical surrender of the certificates evidencing such shares and such deceased Shareholder shall upon such cancellation cease to be a Shareholder of this Corporation. Nothing in this Section 14 shall in any way impair any of the rights of any representative of such deceased shareholder to claim just compensation for the fair value of his shares.

     SECTION 15. Restrictions on Transfer: In the event there is no other agreement currently in effect regarding the transfer of stock of the Corporation, before there can be a valid sale or transfer of any of the shares of the Corporation by any holder, he shall first offer these shares to the Corporation and then to the other holders of shares in the following manner:

     (a) The offering Shareholder shall deliver a notice in writing, by mail, or otherwise, to the Secretary of the Corporation stating the price, terms, and conditions of the proposed sale or transfer, the number of shares to be sold or transferred, and his intention so to sell or transfer these shares. Within thirty (30) days thereafter, the Corporation shall have the prior right to purchase all of the shares so offered at the price and upon the terms and conditions stated in the notice. Should the Corporation fail to purchase all of these shares, at the expiration of said thirty (30) days period, or prior thereto, upon the determination of the Corporation to purchase none or only a portion of such shares so offered, the Secretary of the Corporation shall, within five (5) days thereafter, mail or deliver to each of the other shareholders a notice setting forth the particulars concerning said shares not so purchased by the Corporation described in the notice received from the offering Shareholder. The other Shareholders shall have the right to purchase all of the shares specified in said Secretary's notice by delivering to the Secretary by mail or otherwise a written offer or offers to purchase all or any specified number of such shares upon the terms so described in the Secretary's notice if such offer or offers are so delivered to the Secretary within fifteen
(15) days after mailing or delivering such Secretary's notice to such other shareholders. If the total number of shares specified in such offers so received

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within such period by the Secretary exceeds the number of shares referred to in such Secretary's notice, each offering shareholder shall be entitled to purchase such proportion of the shares referred to in said notice to the Secretary as the number of shares of this Corporation which he holds bears to the total number of shares held by all such shareholders desiring to purchase the shares referred to in said notice to the Secretary.

     (b) If all of the shares referred to in said notice to the Secretary are not disposed of under such apportionment, each shareholder desiring to purchase shares in a number in excess of his proportionate share, as provided above, shall be entitled to purchase such proportion of those shares which remain thus undisposed of, as the total number of shares which he holds bears to the total number of shares held by all of the shareholders desiring to purchase shares in excess of those to which they are entitled under such apportionment.

     (c) If none or only part of the shares referred to in said notice to the Secretary are purchased, as aforesaid, by the Corporation or in accordance with offers made by other shareholders within said fifteen (15) day period, the shareholder desiring to sell or transfer shall not be obligated to accept such offers from one or more of the other shareholders and may dispose of all of the shares of stock referred to in said notice, to any person or persons to whom such transfer is lawful and under the applicable rules and statute; provided, however, that he shall not sell or transfer such shares at a lower price or on terms more favorable to the purchaser or transferee than those specified in said notice to the Secretary.

     (d) Within the limitations herein provided, this Corporation may purchase the shares of the Corporation from any offering shareholder; provided, however, that at no time shall this Corporation be permitted to purchase all of its outstanding voting shares without a resolution from the Board of Directors approved by a unanimous vote. Any sale or transfer or purported sale or transfer of the shares of the Corporation shall be null and void unless the terms, conditions and provisions of this Section are strictly observed.

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


                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS

     SECTION 1. Amendments and changes of these By-laws may be made at any regular or special meeting of the Board of Directors by a vote of not less than fifty percent of the entire Board, or may be made by a vote of, or a consent in writing signed by the holders of fifty-one percent (51%) of the issued and outstanding capital stock.

     KNOW ALL MEN BY THESE PRESENTS: That, the undersigned, being the Directors of the above-named Corporation, do hereby consent to the foregoing By-laws and adopt the same as and for the By-laws of said Corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand this 17th day of November, 1999.

ATTEST:

/s/Raece Richardson
-------------------------------, President

/s/David McKenzie
-------------------------------, Secretary


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